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                                                                   Exhibit 14(a)


                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                December 9, 2002



Board of Directors
Nationwide Life Insurance Company of America
1000 Chesterbrook Boulevard
Berwyn, Pennsylvania 19312


Directors:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information for certain flexible premium variable life insurance policies filed as part of pre-effective amendment number 1 to the registration statement on Form N-6 for Nationwide Provident VLI Separate Account 1 (File No. 333-98629). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very Truly Yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ Stephen E. Roth
                                            -----------------------------------
                                            Stephen E. Roth